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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



  DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):      November 15, 2001
                                                       -------------------------




                          SUNGARD(R) DATA SYSTEMS INC.
               (Exact Name of Registrant as Specified in Charter)



         DELAWARE                      1-12989              51-0267091
(State or Other Jurisdiction        (Commission          (I.R.S. Employer
     of Incorporation)              File Number)        Identification No.)


1285 DRUMMERS LANE, WAYNE PENNSYLVANIA                     19087
(Address of Principal Executive Offices)                 (Zip Code)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:    (610) 341-8700
                                                     ------------------




                 _____________________________________________
         (Former Name and Former Address, if Changed Since Last Report)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On November 15, 2001, SunGard Data Systems Inc. completed the acquisition of the availability solutions assets of Comdisco, Inc. The acquisition included Comdisco's U.S.-based availability solutions business, as well as its professional services organization, Web hosting unit, and related operations in the United Kingdom and France. The total purchase price was $850 million in cash, of which $450 million was funded with new bank debt. The price includes approximately $25 million paid for working capital received in excess of agreed-upon levels .

         Attached as Exhibit 99.1 is a press release announcing the acquisition, and attached as Exhibit 99.2 is a press release announcing preliminary guidance for the acquired business.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a) Financial Statements.

             It is impracticable to provide the required financial statements for the acquired business at the time of this Report. Pursuant to
             Item 7(a)(4), the registrant will file the required financial statements as soon as practicable but not later than January 29, 2001.

         (b) Pro Forma Financial Information.

             It is impracticable to provide the required pro forma financial information at the time of this Report. Pursuant to Item 7(b)(2), the registrant will file the required pro forma financial information as soon as practicable but not later than January 29, 2001.

         (c) Exhibits.

             2.1: Acquisition Agreement between SunGard Data Systems Inc. and Comdisco, Inc., dated effective as of July 15, 2001 and executed as of October 12, 2001.

             99.1:   Press Release dated November 15, 2001.

             99.2:   Press Release dated November 19, 2001.

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                                 SIGNATURE


  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  November 30, 2001

                                          SUNGARD DATA SYSTEMS INC.

                                          By: /s/ Richard C. Tarbox
                                              ____________________________
                                              Richard C. Tarbox
                                              Senior Vice President-
                                              Corporate Development
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                                 Exhibit Index


Exhibit

2.1 Acquisition Agreement between SunGard Data Systems Inc. and Comdisco, Inc., dated effective as of July 15, 2001 and executed as of October 12, 2001.

99.1      Press Release dated November 15, 2001.

99.2      Press Release dated November 19, 2001.